Exhibit 31.1

CERTIFICATIONS

I, Alexander C. Kinzler, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Barnwell Industries, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 26, 2023	/s/ Alexander C. Kinzler
Alexander C. Kinzler
President, Chief Executive Officer,
Chief Operating Officer, General Counsel and Director